BOARD OF DIRECTORS RETAINER AGREEMENT

This agreement made as of October 1, 2005 between **Cornerstone Pharmaceuticals, Inc.**, with its principal place of business at 570 7th avenue Suite 500, New York, NY 10018 ("Cornerstone") and **Jonathan Blum**, with an address of 140 Fifth Ave. #4B New York, NY 10011. Cornerstone shall seek the election of Jonathan Blum as a director subject to Mr. Blum's (i) acceptance of the appointment; (ii) his representation that the warranties made in this Agreement are also true as to him and (iii) his execution of Cornerstone's Proprietary Information and Inventions Agreement (attached). Mr. Blum agrees to provide services according to the following agreement (Agreement"):

I. Services Provided

Cornerstone agrees to engage Mr. Blum to serve as a member of the Board of Directors (the "Director") and to provide those services required of a director under Cornerstone's Articles of Incorporation and Bylaws ("Articles and Bylaws"), as both may be amended from time, to time and under the General Corporation Law of New York, the federal securities laws and other state and federal laws and regulations, as applicable.

II. Nature of Relationship

The Director is an independent contractor and will not be deemed an employee of Cornerstone for purposes of employee benefits, income tax withholding, F.I.C.A. taxes, unemployment benefits or otherwise. The Director shall not enter into any agreement or incur any obligations on Cornerstone's behalf.

Cornerstone will supply, at no cost to the Director: periodic briefings on the business, director packages for each board and committee meeting, copies of minutes of meetings and any other materials that are required under Cornerstone's Articles and Bylaws or the charter of any committee of the board on which the director serves and any other materials which may, by mutual agreement, be necessary for performing the services requested under this contract.

III. Director's Warranties

The Director warrants that no other party has exclusive rights to his services in the specific areas described and that the Director is in no way compromising any rights or trust between any other party and the Director or creating a conflict of interest. The Director also warrants that no other agreement will be entered into that will create a conflict of interest with this agreement. The Director further warrants that he will comply with all applicable state and federal laws and regulations, as applicable, including Sections 10 and 16 of the Securities and Exchange Act of 1934.

Throughout the term of this agreement and for a period of six months thereafter, the Director agrees he will not, without obtaining Cornerstone's prior written consent, directly or indirectly engage or prepare to engage in any activity in competition with any Cornerstone business or product, including products in the development stage, accept employment or provide services to (including service as a member of a board of directors), or establish a business in competition with Cornerstone.

IV. Compensation

A. Remuneration

Cornerstone shall pay the Director a fee of $2,000 per meeting attended personally and $1,000 per committee meeting attended personally. The director shall receive $500 for each telephonic meeting participated in.

B. Stock Options

Cornerstone will execute an option agreement in favor of the Director consisting substantially of the terms of the attached Exhibit C which is hereby made of part of this Agreement ("Option Plan").

C. Additional Payments

To the extent services described in Section I require out-of-town trips, such travel time may be charged at the rate of $2,000 per day or part thereof. This rate may be revised by action of Cornerstone's Board of Directors from time to time for payments not yet made. Such revision shall be effective as of the date specified in the resolution and need not be documented by an amendment to this agreement.

D. Payment

All payments earned shall be made within 45 days of a meeting. No invoices need be submitted by the Director for payment for participation in meetings. Invoices for additional payments under C, above, shall be submitted. Such invoices must be approved by Cornerstone's Chief Executive Officer as to form and completeness.

E. Expenses

Cornerstone will reimburse the Director for reasonable expenses approved in advance, such approval not to be unreasonably withheld. Invoices for expenses, with receipts attached, shall be submitted. Such invoices must be approved by Cornerstone's Chief Executive Officer as to form and completeness.

V. Indemnification and Insurance

Cornerstone will execute an indemnification agreement in favor of the Director substantially in the form of the agreement attached hereto as Exhibit B. In addition, Cornerstone will provide directors and officers liability insurance. The Director represents that he has never been convicted of or plead guilty to a felony crime. To his knowledge, the Director is not currently the subject of any criminal proceedings, other than traffic violations and other similar non-material matters

VI. Term of Agreement

This Agreement shall be in effect from the date of Mr. Blum's election to the Board of Directors ("Effective Date") through the last date of the Director's current term as a member of Cornerstone's Board of Directors. This agreement shall be automatically renewed on the date of the Director's reelection as a member of Cornerstone's Board of Director's for the period of such new term unless the Board of Directors determines not to renew this agreement. Any amendment to this agreement must be approved by a written action of Cornerstone's Board of Directors. Amendments to Section IV Compensation hereof do not require the Director's consent to be effective.

VII. Termination

This agreement shall automatically terminate upon the death of the Director or upon his resignation or removal from, or failure to win election or reelection to, Cornerstone Board of Directors.

In the event of any termination of this agreement, the Director agrees to return any materials transferred to the Director under this agreement except as may be necessary to fulfill any outstanding obligations hereunder. The Director agrees that Cornerstone has the right of injunctive relief to enforce this provision.

Cornerstone's obligation in the event of such termination shall be to pay the Director the payments due through the date of termination.

Termination shall not relieve either party of its continuing obligation under this agreement with respect to confidentiality of proprietary information.

VIII. Limitation of Liability

Under no circumstances shall Cornerstone be liable to the Director for any consequential damages claimed by any other party as a result of representations made by the Director with respect to Cornerstone which are different from any to those made in writing by Cornerstone.

Furthermore, except for the maintenance of confidentiality, neither party shall be liable to the other for delay in any performance, or for failure to render any performance under this agreement when such delay or failure is caused by Government regulations (whether or not valid), fire, strike, differences with workmen, illness of employees, flood, accident, or any other cause or causes beyond reasonable control of such delinquent party.

IX. Confidentiality

The Director agrees to sign and abide by Cornerstone's Director Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A.

X. Resolution of Dispute

Any dispute regarding the agreement (including without limitation its validity, interpretation, performance, enforcement, termination and damages) shall be determined in accordance with the laws of the State of New York, the United States of America. Any action under this paragraph shall not preclude any party hereto from seeking injunctive or other legal relief to which each party may be entitled.

XI. Sole Agreement

This agreement (including agreements executed in substantially in the form of the exhibits attached hereto) supersedes all prior or contemporaneous written or oral understandings or agreements, and may not be added to, modified, or waived, in whole or in part, except by a writing signed by the party against whom such addition, modification or waiver is sought to be asserted.

XII. Assignment

This agreement and all of the provisions hereof shall be binding upon and insure to the benefit of the parties hereto and their respective successors and permitted assigns and, except as otherwise expressly provided herein, neither this agreement, nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

XIII. Notices

Any and all notices, requests and other communications required or permitted hereunder shall be in writing, registered mail or by facsimile, to each of the parties at the addresses set forth above or the numbers set forth below:

The Director:	Attention:	Jonathan Blum.
	Telephone:	212 307 2664
	Facsimile:	212 229 0533
Cornerstone:	Attention:	David Polinsky
	Telephone:	212 302 9419
	Facsimile:	212 302 9425

Any such notice shall be deemed given when received and notice given by registered mail shall be considered to have been given on the tenth (10th) day after having been sent in the manner provided for above.

XIV. **Survival of Obligations**

Notwithstanding the expiration of termination of this agreement, neither party hereto shall be released hereunder from any liability or obligation to the other which has already accrued as of the time of such expiration or termination (including, without limitation, Cornerstone's obligation to make any fees and expense payments required pursuant to Article IV hereof) or which thereafter might accrue in respect of any act or omission of such party prior to such expiration or termination.

XV. **Severability**

Any provision of this agreement which is determined to be invalid or unenforceable shall not affect the remainder of this agreement, which shall remain in effect as though the invalid or unenforceable provision had not been included herein, unless the removal of the invalid or unenforceable provision would substantially defeat the intent, purpose or spirit of this agreement.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized officers, as of the date first written above.

ACCEPTANCE:

I, Mr. Jonathan Blum, hereby accept the appointment as stated in the above Agreement and represent that the warranties made in this Agreement are also true as to me.

Jonathan Blum: [signature]

Dated: October 1, 2005

Cornerstone Pharmaceuticals, Inc.

By: [signature]

Name: Robert Rodriguez

Title: President

EXHIBIT A

BOARD OF DIRECTORS PROPRIETARY INFORMATION

AND INVENTIONS AGREEMENT

THIS BOARD OF DIRECTORS PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT ("PIIA") is made and entered into this first day of October 2005 by and between **CORNERSTONE Pharmaceuticals, Inc.**, a NY corporation (the "Corporation" or "Cornerstone"), and **Jonathan Blum ("Director")**

RECITALS

WHEREAS, Agent performs a valuable service to the Corporation in his capacity as Director of the Corporation;

WHEREAS, the parties desire to assure the confidential status of the information which may be disclosed by Cornerstone to the Director; NOW THEREFORE, in reliance upon and in consideration of the following undertaking, the parties agree as follows:

1. Subject to the limitations set forth in Paragraph 2, all information disclosed by Cornerstone to the Mr. Blum shall be deemed to be "Proprietary Information". In particular, Proprietary Information shall be deemed to include any information, process, technique, algorithm, program, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to Cornerstone, its present or future products, sales, suppliers, customers, employees, investors, or business, whether oral or written, graphic or electronic form.

2. The term "Proprietary Information" shall not be deemed to include information which Mr. Blum can demonstrate by competent written proof: (i) is now, or hereafter becomes, through no act or failure to act on the part of the Mr. Blum, generally known or available; (ii) is known by Mr. Blum at the time of receiving such information as evidenced by its records: (iii) is hereafter furnished to Mr. Blum by a third party, as a matter of right and without restriction on disclosure; or (iv) is the subject of a written permission to disclose provided by Cornerstone.

3. Mr. Blum shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any Proprietary Information received from Cornerstone. Mr. Blum may use such Proprietary Information only to the extent required to accomplish the purposes of the directors Agreement. Mr. Blum shall not use Proprietary Information for any purpose or in any manner which would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States. No other rights of licenses to trademarks, inventions, copyrights, or patents are implied or granted under this PIIA.

4. Proprietary Information supplied shall not be reproduced in any form except as required to accomplish the intent of the directors Agreement.

5. Mr. Blum represents and warrants that he shall protect the Proprietary Information received with at least the same degree of care used to protect his own Proprietary Information from unauthorized use or disclosure. Mr. Blum shall advise its employees or agents who might have access to such Proprietary Information of the confidential nature thereof and shall obtain from each of such employers and agents an agreement to abide by the terms of this PIIA. Mr. Blum shall not disclose any Proprietary Information to any officer, employee or agent who does not have a need for such information.

6. All Proprietary Information (including all copies thereof) shall remain in the property of Cornerstone, and shall be returned to Cornerstone after Mr. Blum need for it has expired, or upon request of Cornerstone, and in any event, upon completion or termination of the Agreement.

7. Notwithstanding any other provision of this PIIA, disclosure of Proprietary Information shall not be precluded if such disclosure:

(a) is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the responding party shall first have given notice to the other party hereto and shall have made a reasonable effort to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purpose for which the order was issued;

(b) is otherwise required by law; or

(c) is otherwise necessary to establish rights or enforced obligations under this PIIA, but only to the extent that any such disclosure is necessary.

8. This PIIA shall continue in full force and effect for so long as Mr. Blum continues to receive Proprietary Information. This PIIA may be terminated at any time upon thirty (30) days written notice to the other party, unless the director's Agreement is still in effect. The termination of the directors Agreement shall not relieve Mr. Blum of the obligations imposed by Paragraphs 3, 4, 5 and 12 of this PIIA with respect to Proprietary Information disclosed prior to the effective date of such termination and the provisions of these Paragraphs shall survive the termination of this PIIA for a period of ten (10) years from the date of such termination.

9. Mr. Blum agrees to indemnify Cornerstone for any loss or damage suffered as a result of any breach by the Director of the terms of this PIIA, including any reasonable fees incurred by Cornerstone in the collection of such indemnity.

10. This PIIA shall be governed by the laws of the State of New York as those laws are applied to contracts entered into and to be performed entirely in New York by New York residents.

11. This PIIA contains the final, complete and exclusive agreement of the parties relative to the subject matter hereof and may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

12. Each party hereby acknowledges and agrees that in the event of any breach of this PIIA by Mr. Blum, including, without limitation, an actual or threatened disclosure of Proprietary Information without the prior express written consent of Cornerstone, Cornerstone will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, each party hereby agrees that Cornerstone shall be entitled to specific performance of Mr. Blum's obligations under this PIIA, as well as such further injunctive relief as may be granted by a court of competent jurisdiction.

AGREED TO:	AGREED TO:
Cornerstone Pharmaceuticals, Inc.	Jonathan Blum:
By: [signature]	Dated: October 1, 2005
Name: Robert Rodriguez	
Title: President	

EXHIBIT B

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT is made and entered into this first day of October 2005 by and between **CORNERSTONE Pharmaceuticals, Inc.**, a NY corporation (the "Corporation"), and Jonathan Blum ("Agent" or "Director").

RECITALS

WHEREAS, Agent performs a valuable service to the Corporation in his capacity as Director of the Corporation;

WHEREAS, the stockholders of the Corporation have adopted bylaws (the "Bylaws") providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the New York Business Corporation Law, as amended (the "Code");

WHEREAS, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons; and

WHEREAS, in order to induce Agent to serve as Director of the Corporation, the Corporation has determined and agreed to enter into this indemnity agreement ("Indemnity Agreement") with Agent;

NOW, THEREFORE, in consideration of Agent's continued service as Director after the date hereof, the parties hereto agree as follows:

AGREEMENT

1. Services to the Corporation. Agent will serve, under the terms of the directors Agreement, as Director of the Corporation or as a director, officer or other fiduciary of an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Corporation or such affiliate; *provided, however,* that Agent may at anytime and for any reason resign from such position (subject to any contractual obligation that Agent may have assumed apart from this Indemnity Agreement) and that the Corporation or any affiliate shall have no obligation under the Agreement to continue Agent in any such position.

2. Indemnity of Agent. The Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment.)

3. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Agent:

(a) against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Corporation) to which Agent is, was or at any time becomes a party, or is

threatened to be made a party, by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

(b) otherwise to the fullest extent as may be provided to Agent by the Corporation under the non-exclusivity provisions of the Code and the Bylaws.

4. Limitations on Additional Indemnity. No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:

(a) on account of any claim against Agent solely for an accounting of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(b) on account of Agent's conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(c) on account of Agent's conduct that is established by a final judgment as constituting a breach of Agent's duty of loyalty to the Corporation or resulting in any personal profit or advantage to which Agent was not legally entitled;

(d) for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(e) if indemnification is not lawful (and, in this respect, both the Corporation and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

(f) in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 9 hereof.

5. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Agent was serving in the capacity referred to herein.

6. Partial Indemnification. Agent shall be entitled under this Indemnity Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.

7. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Agent of notice of the commencement of any action, suit or proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Indemnity Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Indemnity Agreement. With respect to any such action, suit or proceeding as to which Agent notifies the Corporation of the commencement thereof:

(a) the Corporation will be entitled to participate therein at its own expense;

(b) except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Indemnity Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) Agent shall have reasonably concluded, and so notified the Corporation, that there is an actual conflict of interest between the Corporation and Agent in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent's separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above; and

(c) the Corporation shall not be liable to indemnify Agent under this Indemnity Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent without Agent's written consent, which may be given or withheld in Agent's reasonable discretion.

8. Expenses. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by Agent in connection with such proceeding upon receipt of an undertaking by or on behalf of Agent to repay said amounts if it shall be determined ultimately that Agent is not entitled to be indemnified under the provisions of this Indemnity Agreement, the Bylaws, the Code or otherwise.

9. Enforcement. Any right to indemnification or advances granted by this Indemnity Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 8 hereof, *provided that* the required undertaking has been tendered to the Corporation) that Agent is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Indemnity Agreement or otherwise.

10. Subrogation. In the event of payment under this Indemnity Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all

documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

11. Non-Exclusivity of Rights. The rights conferred on Agent by this Indemnity Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

12. Survival of Rights.

(a) The rights conferred on Agent by this Indemnity Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent's heirs, executors and administrators.

(b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Indemnity Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

13. Severability. Each of the provisions of this Indemnity Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Indemnity Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Agent to the fullest extent provided by the Bylaws, the Code or any other applicable law.

14. Governing Law. This Indemnity Agreement shall be interpreted and enforced in accordance with the laws of the State of New York.

15. Amendment and Termination. No amendment, modification, termination or cancellation of this Indemnity Agreement shall be effective unless in writing signed by both parties hereto.

16. Identical Counterparts. This Indemnity Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Indemnity Agreement.

17. Headings. The headings of the sections of this Indemnity Agreement are inserted for convenience only and shall not be deemed to constitute part of this Indemnity Agreement or to affect the construction hereof.

18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

(a) If to Agent, to: **Jonathan Blum.**
140 Fifth Ave. #4B
New York, NY 10011

(b) If to the Corporation, to: **CORNERSTONE Pharmaceuticals, Inc**
570 7th avenue

New York, NY 10018

or to such other address as may have been furnished to Agent by the Corporation.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnity Agreement on and as of the day and year first above written.

CORNERSTONE Pharmaceuticals, Inc.

By: Robert Rodriguez

Name: Robert Rodriguez

Title: Pres.

Jonathan Blum

EXHIBIT C

CORNERSTONE PHARMACEUTICALS, INC.
NONSTATUTORY STOCK OPTION AGREEMENT

THIS NONSTATUTORY STOCK OPTION AGREEMENT ("**Agreement**") is made and entered into as of the date set forth below, by and between CORNERSTONE PHARMACUETICALS, INC., a New York corporation (the "**Company**"), and the following Director of the Company ("**Optionee**"):

In consideration of the covenants herein set forth, the parties hereto agree as follows:

1. Option Information.

(a)	Date of Option:	October 1, 2005
(b)	Optionee:	Jonathan Blum
(c)	Number of Shares:	130,000.
(d)	Exercise Price:	$1.00 per share

2. Acknowledgements.

(a) Optionee is a member of the Board of Directors of the Company.

(b) The Board of Directors (the "**Board**" which term shall include an authorized committee of the Board of Directors) and shareholders of the Company have heretofore adopted a 2005 Incentive Stock Plan (the "**Plan**"), pursuant to which this Option is being granted; and

(c) The Board has authorized the granting to Optionee of a nonstatutory stock option ("**Option**") to purchase shares of common stock of the Company ("**Stock**") upon the terms and conditions hereinafter stated and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "**Securities Act**") provided by Section 4(2) thereunder.

3. Shares; Price. Company hereby grants to Optionee the right to purchase, upon and subject to the terms and conditions herein stated, the number of shares of Stock set forth in Section 1(c) above (the "**Shares**") for cash (or other consideration as is authorized under the Plan and acceptable to the Board of Directors of the Company, in their sole and absolute discretion) at the price per Share set forth in Section 1(d) above (the "**Exercise Price**"), such price being not less than eighty-five percent (85%) of the fair market value per share of the Shares covered by this Option as of the date hereof.

4. Term of Option; Continuation of Service. This Option shall expire, and all rights hereunder to purchase the Shares shall terminate, ten (10) years from the date hereof. This Option shall earlier terminate subject to Sections 7 and 8 hereof upon, and as of the date of,

the termination of Optionee's employment if such termination occurs prior to the end of such ten (10) year period. Nothing contained herein shall confer upon Optionee the right to the continuation of his or her employment by the Company or to interfere with the right of the Company to terminate such employment or to increase or decrease the compensation of Optionee from the rate in existence at the date hereof.

5. Vesting of Option. Subject to the provisions of Sections 7 and 8 hereof, this Option shall become exercisable during the term that Optionee serves as a Director of the Company in five (5) installments, as follows: a first installment of 30,000 of the Shares covered by this Option shall become exercisable immediately upon execution of this Option, and four (4) annual and equal installments of 25,000 of the Shares covered by this Option becoming exercisable on each of the first four (4) successive twelve (12) month anniversary dates of this Option. The installments shall be cumulative (i.e., this option may be exercised, as to any or all shares covered by an installment, at any time or times after an installment becomes exercisable and until expiration or termination of this Option).

6. Exercise. This Option shall be exercised by delivery to the Company of (a) written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Appendix A, (b) a check or cash in the amount of the Exercise Price of the Shares covered by the notice (or such other consideration as has been approved by the Board of Directors consistent with the Plan) and (c) a written investment representation as provided for in Section 13 hereof. This Option shall not be assignable or transferable, except by will or by the laws of descent and distribution, and shall be exercisable only by Optionee during his or her lifetime, except as provided in Section 8 hereof.

7. Termination of Service. If Optionee shall cease to serve as a Director of the Company for any reason, no further installments shall vest pursuant to Section 5, and the maximum number of Shares that Optionee may purchase pursuant hereto shall be limited to the number of Shares that were vested as of the date Optionee ceases to be a Director (to the nearest whole Share). Thereupon, Optionee shall have the right to exercise this Option, at any time during the remaining term hereof, to the extent, but only to the extent, that this Option was exercisable as of the date Optionee ceases to be a Director as such may be accelerated by the Board of Directors; provided, however, if Optionee is removed as a Director pursuant to the New York corporation law, the foregoing right to exercise shall automatically terminate on the date Optionee ceases to be a Director as to all Shares covered by this Option not exercised prior to termination. Unless earlier terminated, all rights under this Option shall terminate in any event on the expiration date of this Option as defined in Section 4 hereof.

8. Death of Optionee. If the Optionee shall die while in the employ of the Company, Optionee's personal representative or the person entitled to Optionee's rights hereunder may at any time within twelve (12) months after the date of Optionee's death, or during the remaining term of this Option, whichever is the lesser, exercise this Option and purchase Shares to the extent, but only to the extent, that Optionee could have exercised this Option as of the date of Optionee's death, as such may be accelerated by the Board of

Directors; provided, in any case, that this Option may be so exercised only to the extent that this Option has not previously been exercised by Optionee.

9. No Rights as Shareholder. Optionee shall have no rights as a shareholder with respect to the Shares covered by any installment of this Option until the effective date of issuance of the Shares following exercise of this Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued except as provided in Section 10 hereof.

10. Recapitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by this Option, and the Exercise Price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company; provided however that the conversion of any convertible securities of the Company shall not be deemed having been "effected without receipt of consideration by the Company".

In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets or capital stock of the Company (collectively, a "**Reorganization**"), unless otherwise provided by the Board, this Option shall terminate immediately prior to such date as is determined by the Board, which date shall be no later than the consummation of such Reorganization. In such event, if the entity which shall be the surviving entity does not tender to Optionee an offer, for which it has no obligation to do so, to substitute for any unexercised Option a stock option or capital stock of such surviving of such surviving entity, as applicable, which on an equitable basis shall provide the Optionee with substantially the same economic benefit as such unexercised Option, then the Board may grant to such Optionee, in its sole and absolute discretion and without obligation, the right for a period commencing thirty (30) days prior to and ending immediately prior to the date determined by the Board pursuant hereto for termination of the Option or during the remaining term of the Option, whichever is the lesser, to exercise any unexpired Option or Options without regard to the installment provisions of Section 5; provided, however, that such exercise shall be subject to the consummation of such Reorganization.

Subject to any required action by the shareholders of the Company, if the Company shall be the surviving entity in any merger or consolidation, this Option thereafter shall pertain to and apply to the securities to which a holder of Shares equal to the Shares subject to this Option would have been entitled by reason of such merger or consolidation, and the installment provisions of Section 5 shall continue to apply.

In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all of its authorized Stock without par value into the same number of shares of Stock with a par value, the shares resulting from any such change shall be deemed to be the Shares within the meaning of this Option.

To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided, Optionee shall have no rights by reason of any subdivision or consolidation of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number and price of Shares subject to this Option shall not be affected by, and no adjustments shall be made by reason of, any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

11. Taxation upon Exercise of Option. Optionee understands that, upon exercise of this Option, Optionee will recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Shares by Optionee shall constitute an agreement by Optionee to report such income in accordance with then applicable law and to cooperate with Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes. Withholding for federal or state income and employment tax purposes will be made, if and as required by law, from Optionee's then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Optionee to make a cash payment to cover such liability as a condition of the exercise of this Option.

12. Modification, Extension and Renewal of Options. The Board or Committee, as described in the Plan, may modify, extend or renew this Option or accept the surrender thereof (to the extent not theretofore exercised) and authorize the granting of a new option in substitution therefore (to the extent not theretofore exercised), subject at all times to the Plan, the Code and the New York Law. Notwithstanding the foregoing provisions of this Section 12, no modification shall, without the consent of the Optionee, alter to the Optionee's detriment or impair any rights of Optionee hereunder.

13. Investment Intent; Restrictions on Transfer.

(a) Optionee represents and agrees that if Optionee exercises this Option in whole or in part, Optionee will in each case acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon such exercise of this Option in whole or in part, Optionee (or any person or persons entitled to exercise this Option under the provisions of Sections 7 and 8 hereof) shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. If the

Shares represented by this Option are registered under the Securities Act, either before or after the exercise of this Option in whole or in part, the Optionee shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Company with the foregoing written statement.

(b) Optionee further represents that Optionee has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information

(c) Unless and until the Shares represented by this Option are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THAT CERTAIN NONSTATUTORY STOCK OPTION AGREEMENT DATED OCTOBER 1, 2005 BETWEEN THE COMPANY AND THE ISSUEE WHICH RESTRICTS THE TRANSFER OF THESE SHARES WHICH ARE SUBJECT TO REPURCHASE BY THE COMPANY UNDER CERTAIN CONDITIONS.

and/or such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares have been placed with the Company's transfer agent.

14. Stand-off Agreement. Optionee agrees that, in connection with any registration of the Company's securities under the Securities Act, and upon the request of the Company or any underwriter managing an underwritten offering of the Company's securities, Optionee shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Shares (other than Shares included in the offering) without the prior written consent of the Company or such managing underwriter, as applicable, for a period of at least one year following the effective date of registration of such offering.

15. Restriction Upon Transfer. The Shares may not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated by the Optionee except as hereinafter provided.

(a) Repurchase Right on Termination Other Than by Removal. For the purposes of this Section, a "**Repurchase Event**" shall mean an occurrence of one of (i) termination of Optionee's service as a director; (ii) death of Optionee; (iii) bankruptcy of Optionee, which shall be deemed to have occurred as of the date on which a voluntary or involuntary petition in bankruptcy is filed with a court of competent jurisdiction; (iv) dissolution of the marriage of Optionee, to the extent that any of the Shares are allocated as the sole and separate property of Optionee's spouse pursuant thereto (in which case, this Section shall only apply to the Shares so affected); or (v) any attempted transfer by the Optionee of Shares, or any interest therein, in violation of this Agreement. Upon the occurrence of a Repurchase Event, and upon mutual agreement of the Company and Optionee, the Company may repurchase all or any portion of the Shares of Optionee at a price equal to the fair value of the Shares as of the date of the Repurchase Event.

(b) Repurchase Right on Removal. In the event Optionee is removed as a director pursuant to New York Law, or Optionee voluntarily resigns as a director prior to the date upon which the last installment of Shares becomes exercisable pursuant to Section 5, then the Company shall have the right (but not an obligation) to repurchase Shares of Optionee at a price equal to the Exercise Price. Such right of the Company to repurchase Shares shall apply to 100% of the Shares for one (1) year from the date of this Agreement; and shall thereafter lapse ratably in equal annual increments on each anniversary of the date of this Agreement over the term of this Option specified in Section 4. In addition, the Company shall have the right, in the sole discretion of the Board and without obligation, to repurchase upon removal or resignation all or any portion of the Shares of Optionee, at a price equal to the fair value of the Shares as of the date of such removal or resignation, which right is not subject to the foregoing lapsing of rights. In the event the Company elects to repurchase the Shares, the stock certificates representing the same shall forthwith be returned to the Company for cancellation.

(c) Exercise of Repurchase Right. Any Repurchase Right under Paragraphs 15(a) or 15(b) shall be exercised by giving notice of exercise as provided herein to Optionee or the estate of Optionee, as applicable. Such right shall be exercised, and the repurchase price thereunder shall be paid, by the Company within a ninety (90) day period beginning on the date of notice to the Company of the occurrence of such Repurchase Event (except in the case of termination or cessation of services as director, where such option period shall begin upon the occurrence of the Repurchase Event). Such repurchase price shall be payable only in the form of cash (including a check drafted on immediately available funds) or cancellation of purchase money indebtedness of the Optionee for the Shares. If the Company can not purchase all such Shares because it is unable to meet the financial tests set forth in the New York corporation law, the Company shall have the right to purchase as

many Shares as it is permitted to purchase under such sections. Any Shares not purchased by the Company hereunder shall no longer be subject to the provisions of this Section 15.

(d) Right of First Refusal. In the event Optionee desires to transfer any Shares during his or her lifetime, Optionee shall first offer to sell such Shares to the Company. Optionee shall deliver to the Company written notice of the intended sale, such notice to specify the number of Shares to be sold, the proposed purchase price and terms of payment, and grant the Company an option for a period of thirty days following receipt of such notice to purchase the offered Shares upon the same terms and conditions. To exercise such option, the Company shall give notice of that fact to Optionee within the thirty (30) day notice period and agree to pay the purchase price in the manner provided in the notice. If the Company does not purchase all of the Shares so offered during foregoing option period, Optionee shall be under no obligation to sell any of the offered Shares to the Company, but may dispose of such Shares in any lawful manner during a period of one hundred and eighty (180) days following the end of such notice period, except that Optionee shall not sell any such Shares to any other person at a lower price or upon more favorable terms than those offered to the Company.

(e) Acceptance of Restrictions. Acceptance of the Shares shall constitute the Optionee's agreement to such restrictions and the legending of his certificates with respect thereto. Notwithstanding such restrictions, however, so long as the Optionee is the holder of the Shares, or any portion thereof, he shall be entitled to receive all dividends declared on and to vote the Shares and to all other rights of a shareholder with respect thereto.

(f) Permitted Transfers. Notwithstanding any provisions in this Section 15 to the contrary, the Optionee may transfer Shares subject to this Agreement to his or her parents, spouse, children, or grandchildren, or a trust for the benefit of the Optionee or any such transferee(s); provided, that such permitted transferee(s) shall hold the Shares subject to all the provisions of this Agreement (all references to the Optionee herein shall in such cases refer mutatis mutandis to the permitted transferee, except in the case of clause (iv) of Section 15(a) wherein the permitted transfer shall be deemed to be rescinded); and provided further, that notwithstanding any other provisions in this Agreement, a permitted transferee may not, in turn, make permitted transfers without the written consent of the Optionee and the Company.

(g) Release of Restrictions on Shares. All other restrictions under this Section 15 shall terminate five (5) years following the date of this Agreement, or when the Company's securities are publicly traded, whichever occurs earlier.

16. Notices. Any notice required to be given pursuant to this Option or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to

Optionee at the address last provided by Optionee for use in Company records related to Optionee.

17. Agreement Subject to Plan; Applicable Law. This Option is made pursuant to the Plan and shall be interpreted to comply therewith. A copy of such Plan is available to Optionee, at no charge, at the principal office of the Company. Any provision of this Option inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan. This Option has been granted, executed and delivered in the State of New York, and the interpretation and enforcement shall be governed by the laws thereof and subject to the exclusive jurisdiction of the courts therein.

IN WITNESS WHEREOF, the parties hereto have executed this Option as of the date first above written.

COMPANY: CORNERSTONE PHARMACEUTICALS, INC., a New York corporation

By: [signature]
Name: Robert Rodriscele
Title: Pres.

OPTIONEE:

By: [signature]
(signature)
Name: Jonathan Blum

(one of the following, as appropriate, shall be signed)

I certify that as of the date hereof I am unmarried

____
Optionee

By his or her signature, the spouse of Optionee hereby agrees to be bound by the provisions of the foregoing INCENTIVE STOCK OPTION AGREEMENT

[signature]
Spouse of Optionee